Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the filing with the SEC of the Quarterly Report of North American Scientific, Inc. (“Company”) on Form 10-Q/A for the quarter ended July 31, 2004 (the “Report”), L. Michael Cutrer, President and Chief Executive Officer of the Company and, James W. Klingler, Senior Vice President and Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1)                           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 11, 2005	By:	/s/ L. Michael Cutrer
L. Michael Cutrer
President and Chief Executive Officer

Date: March 11, 2005	By:	/s/ James W. Klingler
James W. Klingler
Senior Vice President and Chief Financial Officer